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                                                                       Exhibit 3
                                                                       ---------
                              AMENDMENT NO. 1 TO
                         REGISTRATION RIGHTS AGREEMENT


          This Amendment No. 1 to Registration Rights Agreement, dated March 25, 1999, is between Microfield Graphics, Inc. (the "Company") and Steelcase Inc. (the "Investor").

                                 RECITALS

     A. The Company and the Investor are parties to that certain Registration Rights Agreement dated March 19, 1998 (the "Original Agreement").

     B. The Company and the Investor are parties to a Common Stock Purchase Agreement ("Second Purchase Agreement") dated March 25, 1999, pursuant to which the Investor is purchasing shares of Common Stock from the Company.

     C. The Company and the Investor wish to amend the Original Agreement to encompass the shares of Common Stock of the Company that Investor is acquiring pursuant to the Second Purchase Agreement.

                                 AGREEMENT

          The parties agree to amend Section 8 of the Original Agreement as follows:

1. The subsection titled "Registrable Securities" shall be amended and restated in its entirety as follows:

               "Registrable Securities" means (a) the Common Stock issuable or issued pursuant to the Purchase Agreement, (b) the Common Stock issuable or issued upon exercise of the Warrant, (c) the Common Stock issuable or issued pursuant to the Second Purchase Agreement, (d) the 157,000 shares of Common Stock acquired by Steelcase in open market transactions prior to March 16, 1999, and (e) any stock issued in connection with the Common Stock described in (a), (b), (c) or (d) of this provision;

2. A new subsection titled "Second Purchase Agreement" shall be added, and shall read in its entirety as follows:

               "Second Purchase Agreement" means that certain Common Stock Purchase Agreement between the Company and the Investor dated March 25, 1999;

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    The parties have executed this Agreement as of the date first written above.

                              MICROFIELD GRAPHICS, INC.


                              By:  /s/ John B. Conroy
                                   --------------------------------------
                                   John B. Conroy, President and
                                   Chief Executive Officer


                              STEELCASE INC.


                              By:  /s/ James P. Hackett
                                   --------------------------------------
                                   James P. Hackett, President and
                                   Chief Executive Officer

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